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                                ADDENDUM TO LEASE

     This ADDENDUM is attached to and forms a part of that certain Standard Industrial Lease dated for reference purposes January 27, 1997, by and between William D & Edna J. Wright dba South Coast Business Park ("Lessor"), and q.a.d., Inc., a California Corporation ("Lessee"). The said Standard Industrial Lease is hereby modified/supplemented (and as modified/supplemented is hereinafter referred to as "this Lease") in the following particulars only:

          A. OPTION TO EXTEND TERM OF LEASE. Lessee is hereby granted the option to extend the term of this Lease for two (2) additional successive periods of two (2) years each. The options shall be exercised by the delivery of written notice to Lessor no earlier than two hundred seventy (270) days and no later than one hundred eighty (180) days prior to the expiration of the lease term then in effect. Any extensions granted hereunder shall be on the same terms and conditions applicable to the initial term except as to rent, which shall be increased in accordance with Paragraph B(2) below. Lessee's right to exercise the options granted herein is subject to the terms and conditions set forth in Paragraph 39 of this Lease.

          B.   ADJUSTMENTS TO BASE RENT.
               (1) COST OF LIVING ADJUSTMENTS TO BASE RENT. The Base Rent payable pursuant to Paragraph 4.1 shall be subject to further adjustment as of January 1, 1998, and as of the same date each year thereafter during the initial lease term and any extension period. Said date is hereinafter referred to as the "Adjustment Date." The adjustment shall be made as follows:

          The Base Rent for the Premises shall be adjusted by the same percentage as the increase, if any, in the Consumer Price Index (All Items for All Urban Consumers 1982-84=100 Base), of the United States Department of Labor, Bureau of Labor Statistics for Los Angeles-Anaheim-Riverside, CA (the "Index"). The adjustment shall be calculated according to the following formula:

          X = A x B
                  -
                  C

          X =  Adjusted rent

          A =  Base Rent as of the first month of the term then in effect.

          B = The monthly index for the third month immediately preceding the Adjustment Date.

          C = The monthly index for the third month immediately preceding the first month of the term then in effect.

The monthly rent as so adjusted shall be payable for each month commencing with the Adjustment Date and continuing until the next Adjustment Date.

          If the Index is discontinued or revised during the term of this Lease, such other government Index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

          (2) DETERMINATION OF BASE RENT DURING EXTENSION PERIODS. In the event Lessee exercises the option to extend granted in Paragraph (a) above, the Base Rent payable at the commencement of the applicable Extension Period shall be the then prevailing market rate for a triple net lease of comparable lease Premises in the surrounding geographical area. Prevailing market rate shall be determined by mutual agreement of Lessor and Lessee on the basis of the value which will be obtained in an arms-length transaction between an informed and willing tenant (other than a tenant currently in possession of the demised Premises) and an informed and willing landlord (other than the then existing landlord of demised Premises) under no compulsion to lease. If Lessor and Lessee have not agreed upon the prevailing market rental rate by the date which is thirty (30) days prior to the expiration of the lease term then in effect, then the option to extend will automatically cease and be deemed extinguished. The base monthly rent as determined pursuant to this Paragraph B(2) shall thereafter be subject to further cost of living adjustments pursuant to the terms of Paragraph B(1) above.

          D.   USE. Paragraph 6 of this Lease is hereby supplemented as follows:
               (1) PROHIBITED USES. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Premises or any of its contents, or cause a cancellation of any insurance policy covering the Premises or any part thereof or any of its contents. Lessee shall not commit or suffer to be committed any nuisance or waste in or upon the Premises. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall not keep any animals or pets on the Premises. Lessee shall not use or store "hazardous materials or wastes" on the Premises, as such terms are defined by applicable federal and state law, without Lessor's prior written consent. If such consent is given, Lessee shall comply with governmental laws, rules and regulations pertaining to hazardous materials and wastes. Lessor shall have a right of re-entry upon the Premises on reasonable notice and at reasonable times for purposes of inspection, contamination testing and remediation.

               (2) INSTALLATION OF SPECIALIZED EQUIPMENT AND USE OF LESSEE'S POSSESSIONS ON THE PREMISES. Lessee shall not install on the Premises any specialized equipment requiring the use of a power source (including, but not limited to, computer hardware or software) without the prior written consent of Lessor. Lessor shall give its consent to such installation provided the conditions contained herein are satisfied. Lessor shall not be liable to Lessee for damage to Lessee or Lessee's possessions, including but not limited to furniture, fixtures, equipment (specialized or otherwise), and inventory, from any cause. Lessee waives all claims against Lessor for damage to Lessee's possessions arising for any reason. Lessee shall comply with all laws, regulations and ordinances relating to the condition and use of any and all of Lessee's possessions on the Premises, including laws requiring the alteration, maintenance and restoration of the Premises as a result of Lessee's particular use. Provided, however, any required alterations to the Premises shall be conditioned upon Lessor's prior written consent. The Premises shall not be electrically overloaded. No equipment, machinery, apparatus or other appliance shall be used or operated on the Premises in such a manner that such equipment will in any way injure, vibrate or shake the Premises, or place an excessive burden on power sources installed on the Premises.

          E. ASSIGNMENT AND SUBLETTING. Lessee hereby understands and agrees that Lessor may withhold its consent to any requested assignment or subletting, and such withholding of consent shall be deemed reasonable, in the event that the proposed assignee or sublessee intends to use or store hazardous wastes or materials on the Premises. Also, it is a requirement that Lessor receive seventy five percent (75%) of any consideration or increase in rent received or to be received by Lessee for such assignment or sublease. Please note that the term of the sublease may not exceed the term of the "master" lease.

          F. INDEMNITY. The indemnification of Lessor by Lessee pursuant to Paragraph 8.7 of this Lease shall also include and extend to any violation by Lessee of applicable state, federal and local laws pertaining to the use, storage and discharge of hazardous materials and wastes.

          G. DEFAULT. Paragraph 13.1 of this Lease is supplemented to provide that the release or discharge by Lessee of any hazardous material or wastes in or about the Premises, or violation of any law or deviation from prescribed procedures in the use or storage of hazardous materials or wastes, shall constitute a material default of this Lease by Lessee. Wherever used in this Lease, the terms hazardous wastes and/or hazardous materials shall include all definitions of hazardous wastes and materials provided by both federal and California law.











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

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Addendum to be executed concurrently with the Lease of which this Addendum forms a part.


LESSOR:

WILLIAM D & EDNA J. WRIGHT dba
SOUTH COAST BUSINESS PARK


BY:                                      Dated:
     ------------------------------            -----------------------


LESSEE:

q.a.d., Inc., a California Corporation


BY:                                      Dated:
     ------------------------------            ----------------------
     Pam Lopker, its President


BY:                                      Dated:
     ------------------------------            ----------------------
     Karl Lopker, its Vice President

                                   EXHIBIT "A"



                                  [FLOOR PLAN]


                            SOUTH COAST BUSINESS PARK

                   6410-6460 Via Real, Carpinteria, California